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                                         April 30, 2003

Stralem Fund
405 Park Avenue
New York, New York 10022

         Re:      Stralem Fund, Registration No. 2-34277
                  Post Effective Amendment No. 49
                  ---------------------------------------

Gentlemen:

               We hereby consent to the reference of our firm as counsel in Post-Effective Amendment No. 49 to Stralem Fund's Registration Statement on Form N-1A. In addition, we hereby consent to the incorporation by reference of our opinion as to the legality of the securities being registered, which was filed on April 29, 1999 as an Exhibit to Post-Effective Amendment No. 41.

                                         Very truly yours,

                                         /s/ Kramer Levin Naftalis & Frankel LLP